Exhibit(c)(5)

                                AARP INCOME TRUST

                        Establishment and Designation of
            Classes of Shares of Beneficial Interest, $.01 Par Value
                               (The "Instrument")

         The undersigned, being a majority of the duly elected and qualified Trustees of AARP Income Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.13 of the Trust's Amended and Restated Declaration of Trust dated September 23, 1998 (the "Declaration of Trust"), hereby divides the authorized and unissued shares of beneficial interest (the "Shares") of the series of the Trust heretofore designated as AARP GNMA and U.S. Treasury Fund (the "Series") into the two classes designated below in paragraph 1 (each a "Class" and collectively the "Classes"), each Class to have the special and relative rights specified in this Instrument:

         1. The Classes shall be designated as follows:

            AARP GNMA and U.S. Treasury Fund -S Class
            AARP GNMA and U.S. Treasury Fund - AARP Class

         2. The Shares of the Series outstanding as of the close of business on the date of the filing of this Instrument with the Secretary of The Commonwealth of Massachusetts are hereby redesignated as AARP GNMA and U.S. Treasury Fund - AARP Class.

         3. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of shares of the Series, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Series upon liquidation of the Series, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         4. Upon the effective date of this Instrument:

                  a. Each Share of each Class of the Series shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Series shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Classes, in which case only the Shareholders of such Class or Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Series if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

                  b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Series may, pursuant to a Plan adopted


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         by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

         5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

         Except as otherwise provided in this Instrument, the foregoing shall be effective upon the filing of this Instrument with the Secretary of The Commonwealth of Massachusetts.


                                            AARP INCOME TRUST

                                            /s/Carole Lewis Anderson
                                            ----------------------------
                                            Carole Lewis Anderson, as Trustee

                                            /s/Adelaide Attard
                                            ----------------------------
                                            Adelaide Attard, as Trustee


                                            ----------------------------
                                            Robert N. Butler, as Trustee


                                            ----------------------------
                                            Esther Canja, as Trustee


                                            ----------------------------
                                            Linda C. Coughlin, as Trustee

                                            /s/Edgar R. Fiedler
                                            ----------------------------
                                            Edgar R. Fiedler, as Trustee

                                            /s/Eugene P. Forrester
                                            ----------------------------
                                            Eugene P. Forrester, as Trustee

                                            /s/George L. Maddox, Jr.
                                            ----------------------------
                                            George L. Maddox, Jr., as Trustee

                                            /s/Robert J. Myers.
                                            ----------------------------
                                            Robert J. Myers, as Trustee


                                            ----------------------------
                                            James H. Schulz, as Trustee

                                            /s/Gordon Shillinglaw
                                            ----------------------------
                                            Gordon Shillinglaw, as Trustee

                                            /s/Jean Gleason Stromberg
                                            ----------------------------
                                            Jean Gleason Stromberg, as Trustee



Dated:  March 2, 2000
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